Exhibit 99.1

Cutera Announces First Quarter 2024 Financial Results

BRISBANE, California, May 9, 2024 ─ Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), a leading provider of aesthetic and dermatology solutions, today reported financial results for the first quarter ended March 31, 2024.

•Consolidated revenue for the first quarter of 2024 of $38.8 million.
•Strong sequential increase in AviClear revenue, driven by a business model shift in North America and a successful initiation of the International limited commercial release, during the first quarter of 2024.
•Recent highlights include the launch of xeo+ and the inaugural session of Cutera Academy, focused on equipping customers with the tools to build successful AviClear practices.

“I am pleased with our progress in the first quarter of 2024, highlighted by a strong sequential gain in our AviClear revenue, as well as improvement in our gross margin relative to the second half of 2023, reflecting our clear focus on building a culture of operational excellence,” commented Taylor Harris, Chief Executive Officer of Cutera, Inc. “We’re excited to build momentum in AviClear as we move through 2024, with new programs such as Cutera Academy helping us optimize our support for customers and through expansion of our launch in international markets.”

First Quarter 2024 Financial Highlights

Consolidated revenue for the first quarter of 2024 was $38.8 million, a decrease of 29% compared to the first quarter of 2023, and included $4.2 million of Skincare revenue recorded through the February distribution agreement termination date. Revenue related to capital equipment systems declined 30%, while recurring sources of revenue declined 27%.

Gross profit was $12.4 million, or 32.0% of revenue, for the first quarter of 2024, compared to a gross profit of $21.6 million, or 39.7% of revenue, for the first quarter of 2023. On a non-GAAP basis, gross profit was $14.8 million, or 38.2% of revenue, for the first quarter of 2024, compared to $23.7 million, or 43.5% of revenue, for the first quarter of 2023. Gross profit in the first quarter, on both a GAAP and a non-GAAP basis, was negatively affected by approximately $0.7 million, or 1.8% of revenue, of non-cash expense related to excess and obsolete inventory.

Operating expenses were $31.9 million for the first quarter of 2024, net of a $9.7 million gain on early termination of the skincare distribution agreement, compared to $48.2 million in the prior year period. On a non-GAAP basis, operating expenses were $35.2 million for the first quarter of 2024, compared to $41.3 million for the prior year period.

Non-GAAP operating loss was $20.4 million for the first quarter of 2024, compared to a loss of $17.6 million in the first quarter of 2023.

Cash and cash equivalents were $105.4 million as of March 31, 2024, compared to $143.6 million as of December 31, 2023.

2024 Outlook

Management is reiterating its 2024 annual revenue guidance of $160 million to $170 million, including $4 million of Skincare revenue recorded through the February transition date, and ending 2024 with cash and cash equivalents of approximately $55 million to $60 million.

Conference Call

The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating in the call will be Taylor Harris, Chief Executive Officer, Stuart Drummond, Interim Chief Financial Officer, and Greg Barker, Vice President of FP&A and Investor Relations.

Participants can register for the conference call at the following registration link. Upon registering, a calendar booking will be provided by email including the dial-in details and a unique PIN to access the call. Using this process will by-pass the operator and avoid the call queue. Registration will remain open until the end of the live conference call.

If participants prefer to dial in and speak with an operator, dial Canada/USA Toll Free: 1-844-763-8274 or +1-647-484-8814. It is recommended that you call in 10 minutes prior to the scheduled start time if you are using one of these operator-assisted phone numbers.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.

Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. For over 25 years, Cutera has strived to improve lives through medical aesthetic technologies that are driven by science and powered through partnerships. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for gross margin, gross margin rate, and income or loss from operations. Non-GAAP adjustments include depreciation and amortization including contract acquisition costs, stock-based compensation, enterprise resource planning (“ERP”) implementation costs, certain legal and litigation costs, certain executive and non-recurring severance costs, retention plan costs, gain on termination of a distribution agreement, and certain other adjustments. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

The Company defines non-GAAP financial measure, also commonly known as adjusted EBITDA, as operating income before depreciation and amortization, stock-based compensation, ERP implementation costs, certain legal and litigation costs, severance, retention plan costs, gain on early termination of distribution agreement, and other adjustments.

Company management uses non-GAAP measures as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following:

Depreciation and amortization, including contract acquisition costs. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expenses related to grants of options, employee stock purchase plans, and performance and restricted stock. Depending upon the size, timing, and terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

ERP implementation costs. The Company has excluded ERP system costs related to direct and incremental costs incurred in connection with its multi-phase implementation of a new ERP solution and the related technology infrastructure costs. The Company excludes these costs because it believes that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency, making it difficult to contribute to a meaningful evaluation of the Company’s operating performance;

Certain legal and litigation costs. The Company has excluded costs incurred related to its litigation against Lutronic Aesthetics, which is not part of the Company’s ordinary course of business. The Company’s complaint against Lutronic alleges misappropriation of trade secrets, violation of the Racketeer Influenced and Corrupt Organizations Act (RICO), interference with contractual relations and other claims. The Company excludes these costs because this litigation is a result of a discrete event that was not part of the Company’s business strategy, but has a significant effect on the results of operations. Its costs are incidental to and do not reflect the efficiencies and effectiveness of the Company’s core operations;

Severance. The Company has excluded costs associated with restructuring activities and the separation of its officers and other executives in calculating its non-GAAP operating expenses and non-GAAP Operating Income. The Company has excluded restructuring costs because a restructuring represents a discrete event that signifies a change in the Company’s strategy, but its costs are not indicative of the ongoing financial performance of the business. The Company excludes executive separation costs because executive separations are unpredictable and not part of the Company’s business strategy but could have a significant impact on the results of operation;

Retention plan costs. The Company has excluded the expense related to a retention plan implemented in April 2023. Approximately $11 million was made available to sales personnel and key employees and will be paid in quarterly installments through October 2024. The Company has excluded expense related to this retention plan as such costs are not considered part of ongoing operations; and

Gain on early termination of distribution agreement. The Company has excluded a gain recorded in connection with the early termination of a distribution agreement with ZO USA in calculating its non-GAAP operating expenses and non-GAAP operating income. The Company recorded the net gain of $9.7 million in the Company's condensed consolidated statement of operations for the three months ended March 31, 2024. The Company has excluded this gain as it is not indicative of the ongoing financial performance of the business, and not part of the Company’s business strategy.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to, Cutera’s plans, objectives, strategies, financial performance, guidance and outlook, product launches and performance, trends, prospects, or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All statements made in this release are made only as of the date set forth at the beginning of this release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements. Cutera's financial performance for the first quarter ended March 31, 2024, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera, Inc.
Greg Barker
VP, Corporate FP&A and Investor Relations
415-657-5500
IR@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$105,444	$143,612
Accounts receivable, net	37,019	43,121
Inventories	73,469	62,600
Other current assets and prepaid expenses	19,294	19,852
Total current assets	235,226	269,185

Long-term inventories	20,582	16,283
Property and equipment, net	31,964	37,275
Deferred tax assets	534	579
Goodwill	1,339	1,339
Operating lease right-of-use assets	12,034	10,055
Other long-term assets	10,313	11,575
Total assets	$311,992	$346,291

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$13,316	$19,829
Accrued liabilities	47,119	55,055
Operating leases liabilities	3,231	2,441
Deferred revenue	9,038	10,422
Total current liabilities	72,704	87,747

Deferred revenue, net of current portion	1,417	1,494
Operating lease liabilities, net of current portion	10,046	8,887
Convertible notes, net of unamortized debt issuance costs	419,266	418,695
Other long-term liabilities	1,122	1,298
Total liabilities	504,555	518,121

Stockholders’ deficit:
Common stock	20	20
Additional paid-in capital	133,541	131,496
Accumulated deficit	(326,124)	(303,346)
Total stockholders' deficit	(192,563)	(171,830)
Total liabilities and stockholders' deficit	$311,992	$346,291

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net revenue:
Products	$33,115	$49,121
Service	5,678	5,405
Total net revenue	38,793	54,526
Cost of revenue:
Products	23,289	30,059
Service	3,085	2,835
Total cost of revenue	26,374	32,894
Gross profit	12,419	21,632
Gross margin %	32.0%	39.7%

Operating expenses:
Sales and marketing	23,677	29,512
Research and development	5,001	6,468
General and administrative	12,881	12,253
Gain on early termination of distribution agreement	(9,708)	—
Total operating expenses	31,851	48,233
Loss from operations	(19,432)	(26,601)
Interest and other expense, net:
Interest on Convertible notes	(2,939)	(2,939)
Amortization of debt issuance costs	(571)	(552)
Interest income	1,455	2,636
Other expense, net	(1,316)	(320)
Total interest and other expense, net	(3,371)	(1,175)
Loss before income taxes	(22,803)	(27,776)
Income tax expense (benefit)	(25)	272
Net loss	$(22,778)	$(28,048)

Net loss per share:
Basic	$(1.14)	$(1.42)
Diluted	$(1.14)	$(1.42)

Weighted-average number of shares used in per share calculations:
Basic	19,991	19,776
Diluted	19,991	19,776

 CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net loss	$(22,778)	$(28,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,109	3,386
Depreciation and amortization	1,991	1,409
Amortization of contract acquisition costs	1,391	2,178
Amortization of debt issuance costs	571	552
Deferred tax assets	45	13
Provision for credit losses	2,181	225
Accretion of discount on investment securities and investment income, net	—	(34)
Changes in assets and liabilities:
Accounts receivable	3,921	(6,410)
Inventories	(2,461)	(6,163)
Other current assets and prepaid expenses	560	(2,676)
Other long-term assets	(240)	(2,011)
Accounts payable	(6,513)	(1,330)
Accrued liabilities	(16,916)	1,706
Operating leases, net	(30)	(16)
Deferred revenue	(1,461)	201
Net cash used in operating activities	(37,630)	(37,018)

Cash flows from investing activities:
Acquisition of property and equipment	(335)	(10,353)
Proceeds from disposal of property and equipment	57	—
Purchase of marketable and long-term investments	—	(23,467)
Proceeds from maturities of marketable investments	—	94,154
Net cash provided by (used in) investing activities	(278)	60,334

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	109
Taxes paid related to net share settlement of equity awards	(64)	(2,397)
Payments on finance lease obligations	(196)	(124)
Net cash used in financing activities	(260)	(2,412)

Net increase (decrease) in cash, cash equivalents and restricted cash	(38,168)	20,904
Cash, cash equivalents, and restricted cash at beginning of period	143,612	146,624
Cash and cash equivalents at end of period	$105,444	$167,528

 CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change
	March 31, 2024	March 31, 2023	2024 Vs 2023
Revenue By Geography:
North America	$18,391	$27,202	-32.4%
Japan	7,598	12,908	-41.1%
Rest of World	12,804	14,416	-11.2%
Total Net Revenue	$38,793	$54,526	-28.9%
International as a percentage of total revenue	52.6%	50.1%

Revenue By Product Category:
Systems
–North America	$11,859	$19,170	-38.1%
–Rest of World (including Japan)	12,401	15,372	-19.3%
Total Systems	24,260	34,542	-29.8%
Consumables	4,655	6,447	-27.8%
Skincare	4,200	8,132	-48.4%
Total Products	33,115	49,121	-32.6%
Service	5,678	5,405	+5.1%
Total Net Revenue	$38,793	$54,526	-28.9%

	Three Months Ended
	March 31, 2024	March 31, 2023
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$149	$364
Sales and marketing	567	1,148
Research and development	304	693
General and administrative	1,089	1,181
	$2,109	$3,386

CUTERA, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31, 2024
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$12,419	32.0%	$31,851	$(19,432)
Adjustments:
Depreciation and amortization including contract acquisition costs	2,095	5.4%	1,287	3,382
Stock-based compensation	149	0.4%	1,960	2,109
Severance	92	0.2%	127	219
Retention plan costs	48	0.1%	2,751	2,799
Gain on early termination of distribution agreement	—	—	(9,708)	(9,708)
Other adjustments	—	—	263	263
Total adjustments	2,384	6.1%	(3,320)	(936)
Non-GAAP	$14,803	38.1%	$35,171	$(20,368)

	Three Months Ended March 31, 2023
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$21,632	39.7%	$48,233	$(26,601)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,599	2.9%	1,988	3,587
Stock-based compensation	364	0.7%	3,022	3,386
ERP implementation costs	—	—	518	518
Legal	—	—	652	652
Severance	119	0.2%	196	315
Other adjustments	—	—	585	585
Total adjustments	2,082	3.8%	6,961	9,043
Non-GAAP	$23,714	43.5%	$41,272	$(17,558)